UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2006

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 704-2400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On April 6, 2006, the Company and Thomas Daley entered into an amendment (the “Amendment”) to Mr. Daley’s Employment Agreement (the “Agreement”). The following summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the Amendment, Mr. Daley’s compensation was modified to delete the provision for a year end improvement bonus and to provide that certain specified operations do not report to him and that alterations to his compensation are subject to the approval of the Company’s Board of Directors or the Compensation Committee of the Board of Directors.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Amendment No. 1 dated as of April 6, 2006, to the Employment Agreement made and entered into on or about August 25, 2004 between the Company and Thomas Daley,.

S I G N A T U R E S

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.
Date: April 10, 2006	By: /s/ Ron Kochman
Ron Kochman Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment No. 1 dated as of April 6, 2006, to the Employment Agreement made and entered into on or about August 25, 2004 between the Company and Thomas Daley.